                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 30, 2001


                           SOUTHERN COMMUNITY BANCORP
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




           FLORIDA                               333-35548                               59-3619325
           -------                               ---------                               ----------
(State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
      of Incorporation)                                                            Identification Number)


         250 NORTH ORANGE AVENUE, ORLANDO, FLORIDA                          32801
         -----------------------------------------                       -----------
         (Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code: 407-649-1844

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 18, 2000, Southern Community Bancorp ("Southern") and Peninsula Bancorp Inc. ("Peninsula") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provided for the merger of Peninsula with and into Southern (the "Merger").

         On April 30, 2001, the parties completed the Merger. Under the terms of the Merger Agreement, each share of Peninsula common stock was converted into the right to receive 0.625 shares of Southern common stock. The terms of the Merger Agreement and the conversion ratio were determined through arm's length negotiations between the parties.

         A copy of the Merger Agreement is included as Exhibit A to the Prospectus included in Southern's Form S-4 filed on March 22, 2001 (File No. 333-57428).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The financial statements of Peninsula are included as Exhibit E to the Prospectus in Southern's Registration Statement on Form S-4 filed on March 22, 2001 (File No. 333-57428).

         (b) Pro forma financial information regarding the merger of Southern and Peninsula is included under the heading "Pro Forma Financial Information" in the Prospectus in Southern's Registration Statement on Form S-4 filed on March 22, 2001 (File No. 333-57428).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 15, 2001
                                   SOUTHERN COMMUNITY BANCORP

                                   By:   /s/ STEPHEN R. JEUCK
                                      -----------------------------------------
                                        Stephen R. Jeuck
                                        Chief Financial Officer and Secretary


                                       -3-